Exhibit 1

                      FORM OF SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 17, 1997, by and among C-Phone Corporation, a new York corporation (the "COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, (the "1933 ACT"), and Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

         B. The Company has authorized a new series of preferred stock, designated as its Series A Convertible Preferred Stock (the "PREFERRED STOCK"), having number, designation, relative rights, preferences and limitations set forth in the Certificate of Amendment to the Company's Certificate of Incorporation attached hereto as Exhibit "A" (the "CERTIFICATE OF AMENDMENT");

         C. The Preferred Stock is convertible into shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Amendment;

         D. The Company has authorized the issuance to the Buyers of 315,000 one-year warrants, in the form attached hereto as Exhibit "B-1" (the "ONE-YEAR WARRANTS"), and 135,000 three-year warrants, in the form attached hereto as Exhibit "B-2" (the "THREE-YEAR WARRANTS" and with the One-Year Warrants, collectively, the "WARRANTS")

         E. The Buyers desire to purchase from the Company and the Company desires to issue and sell to the Buyers, upon the terms and conditions and in reliance on the representations and warranties set forth in this Agreement, (i) an aggregate of 4,500 shares of Preferred Stock, and (ii) Warrants to purchase an aggregate of 450,000 shares of Common Stock, for an aggregate purchase price of $4,500,000;

         F. Each Buyer wishes to purchase from the Company, upon the terms and conditions stated in this Agreement, the number of shares of Preferred Stock and Warrants set forth immediately below its name on the signature pages hereto;

         G. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a

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Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the
"REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide to the Buyers certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW THEREFORE, the Company and each of the Buyers (severally and not jointly) hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                  a. PURCHASE OF PREFERRED SHARES AND WARRANTS. The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of shares of Preferred Stock (together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "PREFERRED SHARES") and Warrants, at the aggregate purchase price thereof (the "PURCHASE PRICE") as is set forth immediately below such Buyer's name on the signature pages hereto. The issuance, sale and purchase of the Preferred Shares and the Warrants shall take place at the closing (the "CLOSING"). Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and
Section 7 below, at the Closing, the Company shall issue and sell to each Buyer, and each Buyer shall purchase from the Company, the aggregate number of Preferred Shares and Warrants which such Buyer is purchasing hereunder for the Purchase Price. The aggregate number of Preferred Shares to be issued at the Closing shall be 4,500 and the aggregate number of One-Year Warrants and Year-Three Warrants to be issued at the Closing shall be 315,000 and 135,000, respectively, for an aggregate purchase price of $4,500,000.

                  b. FORM OF PAYMENT. On the Closing Date (as defined below),
(i) each Buyer shall pay the Purchase Price for the Preferred Shares and Warrants to be issued and sold to it at the Closing by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed certificate(s) representing such number of Preferred Shares and Warrants which such Buyer is purchasing, and (ii) the Company shall deliver such certificate(s) and Warrants against delivery of such Purchase Price.

                  c. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preferred Shares and Warrants pursuant to this Agreement shall be 12:00 noon Eastern Standard Time on December 19, 1997 or such other mutually agreed upon date or time (the "CLOSING DATE"). The Closing shall occur on the Closing Date at the


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offices of Warshaw Burstein Cohen Schlesinger & Kuh, LLP.

         2.       BUYERS' REPRESENTATIONS AND WARRANTIES.

                  Each Buyer severally (and not jointly) represents and warrants to, and agrees with, the Company solely as to such Buyer that:

                  a. INVESTMENT PURPOSE. As of the date hereof, the Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion thereof (the "CONVERSION SHARES") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANTS SHARES", and collectively with the Preferred Shares, Conversion Shares and Warrants, the "SECURITIES") for its own account or, if indicated on the signature page hereto, as agent or nominee, for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

                  b. ACCREDITED INVESTOR STATUS. The Buyer, or if the Buyer is purchasing as nominee or agent, the purchaser thereof, is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and has provided to the Company reasonable evidence of such, including, if requested by the Company, a "Prospective Investor Questionnaire". The Buyer has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

                  c. RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  d. INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The


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

Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of, and bearing the economic consequences entailed by, an investment in the Company and of protecting its interests in connection with this transaction. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  e. GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  f. TRANSFER OR RESALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the 1933 Act or any applicable state securities laws and consequently the Buyer may have to bear the risk of owning the Securities for an indefinite period of time, and the Securities may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) or (d) sold or transferred to an affiliate (as defined in Rule 144) of the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  g. LEGENDS. The Buyer understands that the certificates representing the Preferred Shares, Warrants and, until such time as the Conversion Shares and Warrants Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, the Conversion Shares and Warrant Shares, will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):


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

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or qualified under applicable state securities laws. These securities may not be offered, sold, pledged, hypothecated, transferred or otherwise disposed of except pursuant to (I) an effective registration statement and qualification in effect with respect thereto under the 1933 Act and under any applicable state securities law, (ii) to the extent applicable, Rule 144 under the 1933 Act, or (ii) an opinion of counsel reasonably acceptable to C-Phone Corporation that such registration and qualification is not required under applicable federal and state securities laws."

                  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any certificate upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) the Securities represented by such certificate are being sold pursuant to an effective registration statement filed under the 1933 Act, or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any, and its covenant under
Section 4(d) of the Registration Rights Agreement, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act.

                  h. AUTHORIZATION; ENFORCEMENT. If the Buyer is a natural person, the Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto. If the Buyer is not a natural person, (i) the Buyer is duly incorporated or organized and validly existing in the state or country of its incorporation or organization set forth immediately below such Buyer's name on the signature pages hereto and has all requisite power and authority to purchase and hold the Securities, (ii) the decision to invest and the execution and delivery of this Agreement and the Registration Rights Agreement by the Buyer, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Buyer, and (iii)


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

the Buyer's signatory has all right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement on behalf of the Buyer. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

                  i. NO GENERAL SOLICITATION. Neither the Buyer nor any person acting on the Buyer's behalf (if any) has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each Buyer that:

                  a. ORGANIZATION AND QUALIFICATION. The Company is duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets or financial condition of the Company, as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. The Company has no subsidiaries.

                  b. AUTHORIZATION; ENFORCEMENT. Subject to the filing of the Certificate of Amendment and any approvals or permissions required by Article V.B. or Article V.F. of the Certificate of Amendment, (i) the Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Amendment and to enter into, and to perform its obligations under, this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the filing of the Certificate of Amendment, the issuance of the Preferred Shares and the Warrants and the


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

issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion of the Preferred Shares or exercise of the Warrants, respectively) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors or its stockholders is required, (iii) this Agreement has been duly executed and delivered and the Certificate of Amendment has been duly executed by the Company, and (iv) upon execution and filing by the Company of the Certificate of Amendment and upon execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Warrants, each such agreement will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

                  c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,0000 shares of Common Stock of which 5,342,568 shares are issued and outstanding, 479,995 shares are reserved for issuance pursuant to the Company's stock option plan, 16,432 shares are reserved for issuance pursuant to the Company's outstanding "contingent value rights," 350,000 shares are reserved for issuance upon exercise of outstanding common stock purchase warrants, and 2,408,945 shares are reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(g) below and including the Warrants to be issued referenced in Section 3(q)), and (ii) 1,000,0000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding or have designated to be issued in any series other than 5,000 shares which will be designated as Series A Convertible Preferred Stock upon filing of the Certificate of Amendment. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as set forth on Schedule 3(c) and except for the transactions contemplated hereby, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and
(ii) there are no agreements or arrangements under which the Company is obligated to register the


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

sale of any of its securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has furnished to the Buyer true and correct copies of the Company's Restated Certificate of Incorporation, as amended, as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as amended, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer on behalf of the Company as of the Closing Date.

                  d. ISSUANCE OF SHARES. The Preferred Shares (upon filing of the Certificate of Amendment), Conversion Shares and Warrant Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement (including the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Amendment and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The term Conversion Shares and Warrant Shares includes such additional shares, if any, as are issuable as a result of the events described in Section 2(b) of the Registration Rights Agreement. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares upon conversion or exercise of the Preferred Shares or Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Amendment and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  e. PREFERRED SHARES. The number, designation, relative rights, preferences and limitations of the Preferred Stock are as stated in the Certificate of Incorporation, the Bylaws, and Certificate of Amendment.

                  f. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the


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Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Amendment and the issuance and reservation for issuance of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares) will not (i) subject to the filing of the Certificate of Amendment, conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and, subject to the requirements of Rule 4460(i) of The Nasdaq Stock Market, Inc. ("Nasdaq"), regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company) under, and the Company has not taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted so long as any Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under the Certificate of Amendment in each case in accordance with the terms hereof or thereof. Except as set forth on
Schedule 3(f),


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all consents, authorizations, orders, filings and registrations which the
Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Upon consummation of the transactions contemplated hereby, the Company will not be in violation of the listing requirements of the Nasdaq National Market ("NNM"). The Company is unaware of any facts or circumstances which might give rise to any breach of any of the representations or warranties contained in this Section 3(f).

                  g. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since March 1, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered, or otherwise made available, to each Buyer true and complete copies of the SEC Documents, except for exhibits and other documents incorporated by reference into the SEC Documents but not otherwise filed with such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents or as set forth on Schedule 3(g), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 1997 and (ii) obligations under


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

contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  h. ABSENCE OF CERTAIN CHANGES. Since August 31, 1997, except as contemplated by the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 1997, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, or results of operations of the Company.

                  i. ABSENCE OF LITIGATION. To the knowledge of the Company, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened against or affecting the Company that could, individually or in the aggregate, have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company of which the Company has knowledge that would have a Material Adverse Effect.

                  j. PATENTS, COPYRIGHTS, ETC. The Company owns or possesses the requisite licenses or rights to use all patents, patent rights, inventions, know-how, trade secrets, trademarks, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary, in all material respects, to enable it to conduct its business as now operated. Except as disclosed in the SEC Documents or set forth on Schedule 3(j), there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's actual knowledge threatened which challenges the right of the Company with respect to any Intellectual Property necessary, in all material respects, to enable it to conduct its business as now operated. To the Company's actual knowledge, the Company's products, services and processes do not infringe on any Intellectual Property or other rights held by any person and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing that could, individually or in the aggregate, have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

                  k. NO MATERIALLY ADVERSE CONTRACTS, ETC. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's executive officers has had a Material Adverse Effect. The Company is not a party to any contract or agreement which in the judgment of the Company's executive officers has had a Material Adverse Effect.


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


                  l. TAX STATUS. Except as set forth on Schedule 3(l), the Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the executive officers of the Company know of no basis for any such claim.

                  m. CERTAIN TRANSACTIONS. Except as disclosed in the SEC Documents or set forth on Schedule 3(m) and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms which it reasonably believes to be no less favorable than those the Company could obtain from third parties and other than the grant of stock options issued pursuant to the Company's 1994 Stock Option Plan, none of the officers, directors, or employees of the Company is presently a party to any material transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  n. DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement and provided to the Buyers pursuant to
Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                  o. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  p. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers on the Closing Date. Except as disclosed in the SEC Documents or set forth on Schedule 3(c), the Company has not issued any of its securities in a private placement since January 1, 1997 through the date hereof.

                  q. NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than a fee of $295,000 payable to Perpetual Growth Advisors, Inc. and the issuance to Share Management, Inc. of One-Year Warrants to purchase 185,000 shares of Common Stock.

                  r. PERMITS; COMPLIANCE. Except as disclosed in the SEC Documents, the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except those the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "COMPANY PERMITS"), and, to the actual knowledge of the Company, there is no action pending or, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since August 31, 1997, the Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                  s.  ENVIRONMENTAL MATTERS.

                  (i) Except as set forth in Schedule 3(s), and except with regard to such violations that would not individually or in the aggregate have a Material Adverse Effect, to the Company's actual knowledge, there has occurred no past or present violations of Environmental Laws (as defined below) with respect to the Company, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and the Company has not received any written notice with respect to any of the foregoing, nor, to the Company's actual knowledge, is any action pending or threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than Hazardous Materials that are or were stored, used or disposed of in compliance with applicable law, to the Company's actual knowledge, no Hazardous Materials are contained on any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on any real property previously owned, leased or used by the Company during the period the property was owned, leased or used by the Company, except in the normal course of the Company's business and materially in compliance with law.

                  (iii) Except as set forth in Schedule 3(s), to the Company's actual knowledge, there are no underground storage tanks on or under any real property owned, leased or used by the Company that are not in compliance with applicable law.

                  t. TITLE TO PROPERTY. The Company has good title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect. The Company does not own any real property.

                  u. INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  v. INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  w. EMPLOYMENT MATTERS. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company. Except as set forth in Schedule 3(w), no representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

                  x. ERISA MATTERS. The Company has no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

                  y. INVESTMENT COMPANY STATUS. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  z. FOREIGN CORRUPT PRACTICES. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  aa. NO GENERAL SOLICITATION. Neither the Company nor any person acting for the Company has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         4.       COVENANTS.

                  a. BEST EFFORTS. The parties shall use their commercially reasonably efforts to satisfy timely each of their respective conditions contained in Section 6 and 7 of this Agreement.

                  b. FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D within 15 days after the Closing Date and to provide a copy thereof to each Buyer promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall, upon request of a Buyer, provide evidence of any such action so taken to such Buyer; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  c. REPORTING STATUS; ELIGIBILITY TO USE FORM S-3. The Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any Preferred Shares, the Company shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and, so long as any Buyer beneficially owns any Preferred Shares, the Company will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

                  d. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares and Warrants for general working capital purposes and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

                  e. ADDITIONAL EQUITY CAPITAL. Subject to the exceptions described below, the Company will not, without the prior written consent of two-thirds in interest of the Buyers, contract with any party to obtain additional equity financing (including debt financing with an equity component) that (i) involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance or (B) the issuance of convertible securities that are convertible (x) into an indeterminate number of shares of Common Stock or (y) into shares of Common Stock at a discount to the market price of the Common Stock on either the date of issuance or the date of conversion, and (ii) provides for the registration under the 1933 Act of public resales of the Common Stock referred to in clause (i) above, unless (A) the Registration Statement (as defined in the Registration Rights Agreement) has been effective for at least 45 days and (B) any registration statement covering the shares of Common Stock to be issued in such additional equity financing will not be declared effective for at least 60 days after the closing of such additional equity financing. The foregoing limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (ii) issuances of securities as consideration for a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company, or (iii) issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by a majority of the Company's disinterested directors.

                  f. FINANCIAL INFORMATION. So long as any Buyer beneficially owns any Preferred Shares, the Company agrees to use its best efforts to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the financial position of the Company and results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). For so long as a Buyer holds any Preferred Shares, the Company agrees to send to such Buyer the following: (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) promptly after release, copies of all press releases issued by the Company; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

                  g. RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith (based on the conversion price of the Preferred Shares in effect from time to time) and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (based upon the exercise price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants without the consent of each Buyer, which consent will not be unreasonably withheld. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than the sum of (x) two times the number of shares of Common Stock that is then actually issuable upon full conversion of the Preferred Shares

(based on the conversion price of the Preferred Shares in effect from time to time) and (y) the number of shares of Common Stock that is then actually issuable upon full exercise of the Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants (based on the conversion price of the Preferred Shares and exercise price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders.

                  h. LISTING. The Company shall timely secure the listing of the Conversion Shares and Warrant Shares upon NNM or such national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion or exercise of the Preferred Shares and the Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on the NNM or the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange (such exchange or quotation system on which the Common Stock is then listed or traded, the "PRINCIPAL MARKET") and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") or such exchange, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on NNM or such other Principal Market on which the Common Stock is then listed or traded.

                  i. CORPORATE EXISTENCE. So long as a Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where (a) the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and
(ii) is a corporation whose common stock is traded on a Principal Market or on a comparable foreign stock exchange or (b) the consideration paid for the outstanding securities of the Company is solely in the form of cash.

                  j. COMPLIANCE WITH LAW. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), except where the failure to comply with such laws, rules or regulations would not have a Material Adverse Effect.

                  k. INSURANCE. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

                  l. NO INTEGRATION. The Company will not conduct any future offering that will be integrated with the issuance of the Securities solely for purposes of Nasdaq Rule 4460(i).

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS") to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon proper conversion or exercise of the Preferred Shares and the Warrants and receipt of appropriate representations from the Buyer as to compliance with the prospectus delivery requirements of the 1933 Act and opinions from counsel to the Company. All such certificates shall bear the restrictive legend as and when specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or Warrant Shares, prior to registration of the Conversion Shares or Warrant Shares under the 1933 Act or in the event that the registration statement covering the Conversion Shares or the Warrant Shares is required to be suspended or withdrawn) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement and, if applicable, subject to such opinions of counsel of the Company as the Company's transfer agent may request. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements under the 1933 Act, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company and the purchase price from all the Buyers shall aggregate at least $4,500,000.

                  b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

                  c. The Certificate of Amendment shall have been filed with the Secretary of State of the State of New York and a file-stamped copy thereof certified by such Secretary of State shall have been returned to the Company.

                  d. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

                  e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

                  b. The Certificate of Amendment shall have been filed with the Secretary of State of the State of New York, and a file-stamped copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                  c. The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Preferred Shares and the Warrants being so purchased in accordance with Section 1(b) above.

                  d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the Chief Executive Officer, Chief Operating Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Certificate of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the Closing Date.

                  e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  f. Trading in the Common Stock on NNM shall not have been suspended by the SEC or Nasdaq.

                  g. The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "D" attached hereto.

                  h. The Buyer shall have received an officer's certificate described in Section 3(d) above, dated as of the Closing Date.

                  i. The Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit "E" attached hereto, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

         8.       GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

                  b. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

                  c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five business days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  C-Phone Corporation
                  6714 Netherlands Drive
                  Wilmington, North Carolina 28405

                  Attn: President
                  Facsimile: (910) 395-6108

                  With copy to:

                  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                  555 Fifth Avenue
                  New York, New York  10017
                  Attn: Arthur A. Katz, Esq.
                  Facsimile: (212) 972-9150

                  If to a Buyer:

                  To the address set forth immediately below such Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Buyer may assign its rights hereunder, to any person that purchases at least $500,000 of Preferred Shares in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                   h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                   i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers.

                   j. PUBLICITY. The Company and each of the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, or relevant portions of any SEC, Nasdaq or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, Nasdaq or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release if time permits and shall be provided with a copy thereof and be given a reasonable opportunity to comment thereon).

                   k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                   l. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                   m. EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

C-PHONE CORPORATION


By:_________________________________
   Daniel P. Flohr
   President and Chief
   Executive Officer

NAME OF INVESTOR



By:_________________________________
   Name:
   Title:

RESIDENCE/JURISDICTION OF INCORPORATION:

ADDRESS:


AGGREGATE SUBSCRIPTION AMOUNT:

         Number of Shares of Series A
           Convertible Preferred Stock:

         Number of Warrants:

         Aggregate Purchase Price:


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